Exhibit 99.2

FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED

DFC Global Corp. Stockholders to Receive $9.50 per Share in Cash

Transaction Valued at Approximately $1.3 Billion

Berwyn, Pennsylvania – April 2, 2014 – DFC Global Corp. (NASDAQ: DLLR) (“DFC Global” or “The Company”), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Lone Star Funds (“Lone Star”) in a transaction, including the assumption of net debt, valued at approximately $1.3 billion. Upon completion of the transaction, DFC Global will become a privately held company.

Under the terms of the agreement, DFC Global stockholders will receive $9.50 in cash for each share of DFC Global’s common stock they own. This represents a premium of approximately 5.8% to DFC Global’s closing stock price on April 1, 2014, and a premium of 12.3% to DFC Global’s 30-day volume weighted average stock price for the period ended April 1, 2014. The agreement was unanimously approved by DFC Global’s Board of Directors.

“We are pleased to have reached this agreement, which delivers immediate cash value to our stockholders,” said Jeff Weiss, DFC Global’s Chairman and Chief Executive Officer. “Lone Star Funds is a sophisticated investor with broad-based financial and retail expertise, and we look forward to taking advantage of enhanced financial flexibility to find new ways to build our business while continuing to meet and exceed the needs of our global customer base.”

The transaction is subject to customary closing conditions, including receipt of stockholder approval and certain approvals from both U.S. and foreign regulators. Competition-related approval requirements are expected to be limited in number. The acquisition requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s stock, which will be sought at a special meeting of stockholders. The transaction is expected to close in the third calendar quarter of 2014.

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In a separate press release issued today, the Company also today announced new ranges of fiscal year 2014 guidance. The new fiscal year 2014 guidance ranges reflect principally the revenue and expense effects of the transition in the U.K. to a new regulatory environment, including the Handbook of Rules and Guidance published by the Financial Conduct Authority (FCA) on February 28, 2014, which became the principal regulator of the Company’s consumer credit sector effective April 1, 2014. The new ranges also consider continued unfavorable trends in the value of the Canadian dollar with respect to the U.S. currency, in addition to the decrease in gold commodity prices.

Houlihan Lokey Capital, Inc. is acting as financial advisor to DFC Global in connection with the transaction. Pepper Hamilton LLP is acting as DFC Global’s legal advisor. Jefferies LLC is acting as lead financial advisor to Lone Star Funds and Credit Suisse Securities (USA), LLC is acting as financial advisor. Jefferies LLC and Credit Suisse AG are providing debt financing commitments for the acquisition. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Lone Star Funds.

About DFC Global Corp.

DFC Global Corp. is a leading international non-bank provider of alternative financial services, principally unsecured short-term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. The Company’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

The Company believes that its customers, many of whom receive income on an irregular basis or from multiple employers, choose to conduct their personal financial business with the Company rather than with banks or other financial institutions due to the range and convenience of services that it offers, the multiple ways in which they may conduct business with the Company and its high-quality customer service. The Company’s products and services, principally its unsecured short-term consumer loans, secured pawn loans and check cashing and gold buying services, provide customers with convenient access to cash for living expenses and other needs. In addition to these core offerings, the Company strives to offer its customers additional high-value ancillary services, including Western Union® money orders and money transfers, reloadable VISA® and MasterCard® prepaid debit cards and foreign currency exchange.

About Lone Star Funds

Lone Star is a global private equity firm that invests in real estate, equity, credit, and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized twelve private equity funds with aggregate

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capital commitments totaling over $45 billion. The Funds are advised by Lone Star Global Acquisitions, Ltd. (“LSGA”), an investment adviser registered with the U.S. Securities and Exchange Commission. LSGA and its global subsidiaries advise the Funds from offices in North America, Western Europe and East Asia.

Forward-Looking Statements

This news release contains forward-looking statements, including, among other things, statements regarding the following: the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates and fluctuations in the price of gold on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; recent acquisitions and their expected benefits; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: approval of the transaction by the Company’s stockholders (or the failure to obtain such approval), the ability to obtain regulatory approvals for the merger, the Company’s ability to maintain relationships with customers and employees following the announcement of the transaction, the ability of third parties to fulfill their commitments relating to the transaction, including providing financing, the ability of the parties to satisfy the closing conditions, and the risk that the transaction may not be completed in the anticipated time frame or at all; the regulatory environments of the jurisdictions in which we do business, including reviews of our operations principally by the CFPB in the United States and the Office of Fair Trading and Financial Conduct Authority in the United Kingdom, the effect of legislation in Finland that has restricted our business in that country, and other changes in laws affecting how we do business and the regulatory bodies which govern us; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores and internet businesses; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services, or changes to our existing products and services, on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various U.S. Federal or state, U.K., or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2013, as amended in its Form 10-Q for the quarter ended December 31, 2013. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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Additional Information and Where to Find It

In connection with the proposed transaction, DFC Global will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of DFC Global. BEFORE MAKING A VOTING DECISION, DFC GLOBAL’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. DFC Global’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. DFC Global’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of DFC Global’s corporate website, www.dfcglobalcorp.com, or directing a request by mail or telephone to DFC Global Corp., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312.

DFC Global and its directors and officers may be deemed to be participants in the solicitation of proxies from DFC Global’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about DFC Global’s directors and executive officers and their ownership of DFC Global’s common stock is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders, which was filed with the SEC on October 7, 2013 and the Company’s Annual Report on Form 10-K for 2013 filed with the SEC on August 29, 2013. Stockholders may obtain additional information regarding the interests of DFC Global and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts

DFC Global Corp.

ICR

Investor Relations

Garrett Edson: (484) 320-5800

Media

Phil Denning: (646) 277-1200

Lone Star Funds

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko, 212-355-4449

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